EExhibit 99.1

Press Release

Irvine, CA – August 6, 2026	Contact: Alan Peterson Email: investorrelations@ahcreit.com

American Healthcare REIT Announces Second Quarter 2026 Results;

Increases Full Year 2026 Guidance

American Healthcare REIT, Inc. (NYSE: AHR) (the “Company,” “we,” “our,” “us,” “management,” or "AHR") is announcing today its second quarter 2026 results and increasing full year 2026 guidance.

Key Highlights:

•
Reported GAAP net income attributable to controlling interest of $30.6 million, or $0.16 per diluted share, for the three months ended June 30, 2026.
•
Reported Normalized Funds From Operations attributable to controlling interest (“NFFO”) of $0.54 per diluted share for the three months ended June 30, 2026.
•
Achieved total portfolio Same-Store Net Operating Income (“NOI”) growth of 13.2% for the three months ended June 30, 2026, compared to the same period in 2025.
•
Achieved Same-Store NOI growth of 20.5% and 16.1% for the three months ended June 30, 2026, in its senior housing operating properties (“SHOP”) and integrated senior health campuses (“ISHC”) segments, respectively, compared to the same period in 2025.
•
During the three months ended June 30, 2026, the Company acquired approximately $126.9 million of new investments within its SHOP segment. Since the beginning of 2026, the Company has completed $1.4 billion in new investments.
•
The Company is increasing total portfolio Same-Store NOI growth guidance to 11.0% to 13.0% and NFFO per diluted share guidance to $2.15 to $2.19 for the year ending December 31, 2026, over a 5% increase versus the prior NFFO per diluted share guidance at the midpoint.
•
Completed a follow-on common equity offering in May 2026, entering into forward sale agreements relating to 16,100,000 shares of common stock for approximately $811.4 million in gross proceeds.
•
During the three months ended June 30, 2026, the Company entered into forward sale agreements pursuant to its at-the-market equity offering program ("ATM Program"), to sell 8,786,880 shares of common stock for approximately $433.2 million in gross proceeds. Subsequent to quarter end, the Company entered into additional forward sale agreements pursuant to its ATM Program to sell 4,706,002 shares of common stock for approximately $254.7 million in gross proceeds, assuming full physical settlement.
•
During the three months ended June 30, 2026, the Company issued 4,704,556 shares of common stock to physically settle sales under previously announced forward sale agreements pursuant to its ATM Program for gross proceeds of approximately $228.7 million. Subsequent to quarter end, the Company issued an additional 23,334,350 shares of common stock to physically settle sales under forward sale agreements from its ATM Program and its May 2026 follow-on common equity offering for gross proceeds of approximately $1.18 billion. As of August 6, 2026, pursuant to its ATM Program and its May 2026 follow-on common equity offering, the Company had unsettled forward sale agreements outstanding relating to 12,246,596 shares of common stock that would result in approximately $630.5 million in gross proceeds assuming full physical settlement.
•
Reported a 0.5x improvement in Net Debt-to-Annualized Adjusted EBITDA from 3.0x as of March 31, 2026, to 2.5x as of June 30, 2026.

"Our results this quarter reflect a deliberate strategy: concentrate capital in senior housing and care, partner with operators who deliver quality outcomes, and support them with our platform that improves how those assets perform," said Jeff Hanson, the Company's Chairman and Chief Executive Officer. "That approach produced our tenth consecutive quarter of double-digit Same-Store NOI growth. We combined that strong organic growth with over $1.4 billion in new investments year-to-date. Our conviction in this opportunity is not new. We have been building toward it for years. What has strengthened is our capacity to act on it at scale. Our underwriting standards have not changed; what has changed is the quality and depth of the opportunities available to us, which reflects our strengthening position as the industry's partner of choice.

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Second Quarter 2026 Results

The Company’s Same-Store NOI growth results for the three and six months ended June 30, 2026 are detailed below. Same-Store NOI growth in the second quarter of 2026, compared to the same period in 2025, was led by the Company’s operating portfolio, comprised of its ISHC and SHOP segments, through disciplined revenue management and effective expense control by its regional operating partners.

Three Months Ended June 30, 2026 Relative to Three Months Ended June 30, 2025
Segment	Same-Store NOI Growth
ISHC	16.1%
SHOP	20.5%
Outpatient Medical	1.7%
Triple-Net Leased Properties	2.1%
Total Portfolio	13.2%

Six Months Ended June 30, 2026 Relative to Six Months Ended June 30, 2025
Segment	Same-Store NOI Growth
ISHC	15.3%
SHOP	20.1%
Outpatient Medical	1.6%
Triple-Net Leased Properties	3.3%
Total Portfolio	12.7%

"This quarter was operating execution, not just favorable conditions," said Gabe Willhite, AHR's President and Chief Operating Officer. "Same-Store occupancy gains year-over-year, dynamic revenue management, and expense discipline turned into 20.5% same-store NOI growth in SHOP and 16.1% in ISHC. We are extending our platform capabilities to our regional operating partners to facilitate growth, and we expect that work to compound through the second half.”

Transactional Activity

During the three months ended June 30, 2026, the Company:

•
Acquired four new SHOP assets for approximately $86.4 million, as previously announced. The properties are located in Georgia and South Carolina and will be managed and operated by one of the Company's existing regional operating partners.
•
Acquired one new SHOP asset for approximately $40.5 million. The property is located in Minnesota and will be managed by one of the Company's existing regional operating partners.
•
Sold three Non-Core Properties for approximately $22.3 million within various segments, of which two property sales for $8.1 million were previously announced.

Subsequent to the quarter ended June 30, 2026, the Company:

•
Acquired 10 new SHOP assets for approximately $1.0 billion. The properties are located in various states and will be managed and operated by new and existing regional operating partners.
•
Funded a loan for seven properties for approximately $86.2 million with purchase options to acquire the properties. The properties are currently operated by one of the Company's existing tenants who leases other buildings within its Triple-Net Leased Properties segments.

Following the Company's completed transaction activity during the three months ended June 30, 2026, and subsequent to quarter end, the Company's investments pipeline consists of over $800 million which includes newly awarded deals and deals in the pipeline previously disclosed in the Company's First Quarter 2026 Earnings Release that have yet to close. While the Company expects to close the deals in its investments pipeline by the end of 2026, it cannot guarantee when or if these closings will take place. Therefore, the Company is not including any additional transaction activity, including the awarded deals in its investments pipeline, in its 2026 guidance, beyond the transactions disclosed as completed.

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Development Activity

The Company's total in-process development and expansion pipeline is expected to cost approximately $197.5 million, of which $72.0 million had been funded as of June 30, 2026.

Capital Markets and Balance Sheet Activity

As of June 30, 2026, the Company had total consolidated indebtedness of $1.4 billion and approximately $2.6 billion of total liquidity, comprised of cash and cash equivalents, undrawn capacity on its lines of credit, and expected gross proceeds from unsettled forward sale agreements, assuming full physical settlement. The Company's Net-Debt-to-Annualized Adjusted EBITDA as of June 30, 2026, was 2.5x.

During the three months ended June 30, 2026, as previously announced, the Company amended its credit facility by increasing the size of the unsecured revolving credit facility portion from $600 million to $800 million, thereby increasing the total aggregate credit facility including term loan to $1.35 billion. The revolving portion of the credit facility now matures on April 1, 2030, and may be extended for two 6-month periods, subject to certain conditions. Further, the Company may increase the aggregate incremental amount of the entire credit facility from $1.35 billion to $1.85 billion, subject to certain terms and conditions. The Company's existing unsecured term loan facility within the credit facility in the initial aggregate amount of $550 million remains unchanged.

During the three months ended June 30, 2026, the Company entered into forward sale agreements pursuant to its ATM Program, to sell 8,786,880 shares of common stock for approximately $433.2 million in gross proceeds. Subsequent to quarter end, the Company entered into additional forward sale agreements pursuant to its ATM Program to sell 4,706,002 shares of common stock for approximately $254.7 million in gross proceeds, assuming full physical settlement.

The Company also completed a follow-on common equity offering in May 2026, entering into new forward sale agreements to issue 16,100,000 shares of common stock for gross proceeds of approximately $811.4 million.

During the three months ended June 30, 2026, the Company issued 4,704,556 shares of common stock to physically settle sales under previously announced forward sale agreements pursuant to its ATM Program for gross proceeds of approximately $228.7 million. Subsequent to quarter end, the Company issued an additional 23,334,350 shares of common stock to physically settle sales under forward sale agreements from its ATM Program and its May 2026 follow-on common equity offering for gross proceeds of approximately $1.18 billion. As of August 6, 2026, pursuant to its ATM Program and its May 2026 follow-on common equity offering, the Company had unsettled forward sale agreements outstanding relating to 12,246,596 shares of common stock that would result in approximately $630.5 million in gross proceeds assuming full physical settlement.

"With strong results in the first half and expectation of carrying that momentum through the second half we are raising full-year guidance for both NFFO per diluted share and Same-Store NOI growth," said Chief Financial Officer Brian Peay. "NFFO per diluted share is now expected to be between $2.15 to $2.19 in 2026, which would translate to over 25% per share growth versus 2025. Additionally, we funded our acquisitions with forward equity we prudently raised and still improved Net Debt-to-Adjusted EBITDA by half a turn during the quarter."

Full Year 2026 Guidance

The Company is increasing NFFO per diluted share and Same-Store NOI growth guidance for the year ending December 31, 2026. The Company's 2026 guidance does not assume any additional transaction or capital markets activity beyond the transactions or activity disclosed herein as completed. Guidance ranges are detailed below:

	Full Year 2026 Guidance
Metric	Midpoint	Current FY 2026 Range	Prior FY 2026 Range
Net income per diluted share	$0.56	$0.54 to $0.58	$0.51 to $0.57
NAREIT FFO per diluted share	$2.06	$2.04 to $2.08	$1.93 to $1.99
NFFO per diluted share	$2.17	$2.15 to $2.19	$2.03 to $2.09
Total Portfolio SS NOI Growth	12.0%	11.0% to 13.0%	9.0% to 12.0%
Segment-Level SS NOI Growth:
ISHC	14.5%	13.0% to 16.0%	11.0% to 15.0%
SHOP	19.5%	18.0% to 21.0%	15.0% to 19.0%
Outpatient Medical	0.5%	0.0% to 1.0%	0.0% to 2.0%
Triple-Net Leased Properties	2.5%	2.0% to 3.0%	2.0% to 3.0%

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Certain of the assumptions underlying the Company’s 2026 guidance can be found within the Non-GAAP reconciliations in this earnings release and in the appendix of the Company’s Second Quarter 2026 Supplemental Financial Information (“Supplemental”). A reconciliation of net income (loss) calculated in accordance with GAAP to NAREIT FFO and NFFO can be found within the Non-GAAP reconciliations in this earnings release. Non-GAAP financial measures and other terms, as used in this earnings release, are also defined and further explained in the Supplemental. The Company is unable to provide, without unreasonable effort, guidance for the most comparable GAAP financial measures of total revenues and property operating and maintenance expenses. Additionally, a reconciliation of the forward-looking non-GAAP financial measures of Same-Store NOI growth to the comparable GAAP financial measures cannot be provided without unreasonable effort because the Company is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net gain or loss on sale of real estate assets, stock-based compensation, casualty loss, non-Same-Store revenue and non-Same-Store operating expenses. These items are uncertain, depend on various factors and could have a material impact on the Company’s GAAP results for the guidance period.

Distributions

As previously announced, the Company’s Board of Directors declared a cash distribution for the quarter ended June 30, 2026 of $0.25 per share of its common stock. The second quarter distribution was paid in cash on July 17, 2026, to stockholders of record as of June 30, 2026.

Supplemental Information

The Company has disclosed supplemental information regarding its portfolio, financial position and results of operations as of, and for the three and six months ended, June 30, 2026, and certain other information, which is available on the Investor Relations section of the Company's website at https://ir.americanhealthcarereit.com.

Conference Call and Webcast Information

The Company will host a webcast and conference call at 1:00 p.m. Eastern Time on August 7, 2026. During the conference call, Company executives will review second quarter 2026 results, discuss recent events and conduct a question-and-answer period.

To join via webcast, investors may use the following link: https://events.q4inc.com/attendee/449803626.

To join the live telephone conference call, please dial one of the following numbers at least five minutes prior to the start time:

North America Toll-Free: +1 833-461-5787
International Toll: +1 585-542-9983
International Dial-Ins: https://help.events.q4inc.com/eahc/international-dial-in-numbers
Meeting ID: 449 803 626

A digital replay of the call will be available on the Investor Relations section of the Company’s website at https://ir.americanhealthcarereit.com shortly after the conclusion of the call.

Forward-Looking Statements

Certain statements contained in this press release, including statements relating to the Company's expectations regarding its performance; full year 2026 guidance, including net income per diluted share, NAREIT FFO per diluted share, NFFO per diluted share, total portfolio Same-Store NOI growth, and segment-level Same-Store NOI growth and margin expansion, purchases and sales of assets, including the timing of the closing of deals in its investment pipeline; development plans; the settlement of forward sale agreements; and asset and revenue management strategy may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “focus,” “seek,” “objective,” “goal,” “strategy,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “long-term,” “once,” “should,” “could,” “would,” “might,” “uncertainty” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, and beliefs of, and assumptions made by, the Company's management and involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied therein, including, without limitation, changing macroeconomic conditions, domestic legal and fiscal policies, geopolitical

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conditions and other risks disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026, and subsequent periodic reports filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statements contained in this release.

Non-GAAP Financial Measures

The Company’s reported results are presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company also discloses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Net Debt-to-Annualized Adjusted EBITDA, NAREIT FFO, NFFO, NOI and Same-Store NOI. The Company believes these non-GAAP financial measures are useful supplemental measures of its operating performance and used by investors and analysts to compare the operating performance of the Company between periods and to other REITs or companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items. Definitions of the non-GAAP financial measures used herein and reconciliations to the most directly comparable financial measure calculated in accordance with GAAP can be found at the end of this earnings release. See below and "Definitions" for further information regarding the Company's non-GAAP financial measures.

EBITDA and Adjusted EBITDA

Management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA to facilitate internal and external comparisons to our historical operating results and in making operating decisions. EBITDA and Adjusted EBITDA are widely used by investors, lenders, credit and equity analysts in the valuation, comparison, and investment recommendations of companies. Additionally, EBITDA and Adjusted EBITDA are utilized by our Board of Directors to evaluate management. Neither EBITDA nor Adjusted EBITDA represents net income (loss) or cash flows provided by operating activities as determined in accordance with GAAP and should not be considered as alternative measures of profitability or liquidity. In addition, management uses Net Debt-to-Annualized Adjusted EBITDA as a measure of our ability to service our debt. Finally, the EBITDA and Adjusted EBITDA may not be comparable to similarly entitled items reported by other REITs or other companies.

NAREIT Funds from Operations (FFO) and Normalized Funds from Operations (NFFO)

We believe that the use of FFO, which excludes the impact of real estate-related depreciation and amortization and impairments, provides a further understanding of our operating performance to investors, industry analysts and our management, and when compared year over year, reflects the impact on our operations from trends in Occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss) as determined in accordance with GAAP. However, FFO and NFFO should not be construed to be (i) more relevant or accurate than the current GAAP methodology in calculating net income (loss) as an indicator of our operating performance, (ii) more relevant or accurate than GAAP cash flows from operations as an indicator of our liquidity or (iii) indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and NFFO measures and the adjustments to GAAP in calculating FFO and NFFO. Presentation of this information is intended to provide useful information to investors, industry analysts and management as they compare the operating performance metrics used by the REIT industry, although it should be noted that some REITs may use different methods of calculating funds from operations and normalized funds from operations, so comparisons with such REITs may not be meaningful.

Net Operating Income (NOI)

We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are appropriate supplemental performance measures to reflect the performance of our operating assets because NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI exclude certain items that are not associated with the operations of the properties. We believe that NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are widely accepted measures of comparative operating performance in the real estate community and are useful to investors in understanding the profitability and operating performance of our property portfolio. However, our use of the terms NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing these amounts.

NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI are not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be considered as alternatives to net income (loss)

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as an indication of our operating performance or as an alternative to cash flows from operations as an indication of our liquidity. NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should not be construed to be more relevant or accurate than the GAAP methodology in calculating net income (loss). NOI, Cash NOI, Pro-Rata Cash NOI and Same-Store NOI should be reviewed in conjunction with other measurements as an indication of our performance.

About American Healthcare REIT, Inc.

American Healthcare REIT, Inc. (NYSE: AHR) is a real estate investment trust that acquires, owns and operates a diversified portfolio of clinical healthcare real estate, focusing primarily on senior housing communities, skilled nursing facilities, and outpatient medical buildings across the United States, and in the United Kingdom and the Isle of Man.

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AMERICAN HEALTHCARE REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2026 and December 31, 2025

(In thousands, except share and per share amounts) (Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Real estate investments, net	$4,418,501	$4,183,419
Debt security investment, net	92,463	92,136
Cash and cash equivalents	156,896	114,836
Restricted cash	34,726	36,917
Accounts and other receivables, net	229,631	204,313
Identified intangible assets, net	237,235	253,236
Goodwill	234,942	234,942
Operating lease right-of-use assets, net	124,383	135,399
Other assets, net	175,141	171,028
Total assets	$5,703,918	$5,426,226

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable, net	$873,352	$966,925
Lines of credit and term loan, net	549,872	549,761
Accounts payable and accrued liabilities	332,145	317,742
Identified intangible liabilities, net	1,848	2,110
Financing obligations	19,327	33,902
Operating lease liabilities	124,859	135,603
Security deposits, prepaid rent and other liabilities	60,624	59,568
Total liabilities	1,962,027	2,065,611

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized; 194,689,026 and 185,911,442 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1,942	1,852
Additional paid-in capital	5,296,586	4,880,169
Accumulated deficit	(1,601,768)	(1,559,279)
Accumulated other comprehensive loss	(2,213)	(2,104)
Total stockholders’ equity	3,694,547	3,320,638
Noncontrolling interests	47,344	39,977
Total equity	3,741,891	3,360,615
Total liabilities and equity	$5,703,918	$5,426,226

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AMERICAN HEALTHCARE REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Resident fees and services	$634,519	$501,285	$1,244,286	$998,461
Real estate revenue	39,731	41,218	80,738	84,645
Total revenues	674,250	542,503	1,325,024	1,083,106
Expenses:
Property operating expenses	524,838	426,285	1,037,009	858,708
Rental expenses	12,173	12,990	25,273	26,633
General and administrative	19,891	14,943	37,496	28,098
Transaction, transition and restructuring costs	2,786	(79)	4,757	1,758
Depreciation and amortization	72,125	41,941	139,187	83,055
Total expenses	631,813	496,080	1,243,722	998,252
Other income (expense):
Interest expense:
Interest expense, net	(18,626)	(22,632)	(37,422)	(45,577)
Gain (loss) in fair value of derivative financial instruments	357	(629)	1,884	(1,379)
Gain (loss) on dispositions of real estate investments, net	5,647	(2,676)	5,647	(3,035)
Impairment of real estate investments	(1,719)	(12,659)	(2,137)	(34,365)
Income (loss) from unconsolidated entities	892	(1,238)	1,684	(3,086)
Foreign currency gain (loss)	75	2,742	(744)	4,158
Other income, net	1,914	1,480	4,249	3,005
Total net other expense	(11,460)	(35,612)	(26,839)	(80,279)
Income before income taxes	30,977	10,811	54,463	4,575
Income tax benefit (expense)	3	(732)	528	(1,336)
Net income	30,980	10,079	54,991	3,239
Net income attributable to noncontrolling interests	(374)	(171)	(672)	(135)
Net income attributable to controlling interest	$30,606	$9,908	$54,319	$3,104
Net income per common share attributable to controlling interest:
Basic	$0.16	$0.06	$0.29	$0.02
Diluted	$0.16	$0.06	$0.28	$0.02
Weighted average number of common shares outstanding:
Basic	192,711,623	160,499,581	190,030,463	158,721,080
Diluted	193,347,757	161,143,556	190,708,621	159,318,503

Net income	$30,980	$10,079	$54,991	$3,239
Other comprehensive income (loss):
Foreign currency translation adjustments	11	343	(109)	519
Total other comprehensive income (loss)	11	343	(109)	519
Comprehensive income	30,991	10,422	54,882	3,758
Comprehensive income attributable to noncontrolling interests	(374)	(171)	(672)	(135)
Comprehensive income attributable to controlling interest	$30,617	$10,251	$54,210	$3,623

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AMERICAN HEALTHCARE REIT, INC.

NAREIT FFO and Normalized FFO Reconciliation

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$30,980	$10,079	$54,991	$3,239
Depreciation and amortization related to real estate — consolidated properties	72,056	41,850	139,049	82,865
Depreciation and amortization related to real estate — unconsolidated entities	14	506	28	1,003
Impairment of real estate investments — consolidated properties	1,719	12,659	2,137	34,365
(Gain) loss on dispositions of real estate investments, net — consolidated properties	(5,647)	2,676	(5,647)	3,035
Net income attributable to noncontrolling interests	(374)	(171)	(672)	(135)
Depreciation, amortization, impairments and net gain/loss on dispositions — noncontrolling interests	(772)	(803)	(1,556)	(1,695)
NAREIT FFO attributable to controlling interest	$97,976	$66,796	$188,330	$122,677

Transaction, transition and restructuring costs	$2,786	$(79)	$4,757	$1,758
Amortization of above- and below-market leases	300	355	630	768
Amortization of closing costs — debt security investment	12	12	24	49
Change in deferred rent	(354)	(720)	(936)	(1,392)
Non-cash impact of changes to equity instruments	5,767	3,190	10,625	5,741
Non-cash income tax benefit	(223)	—	(947)	—
Capitalized interest	(711)	(345)	(1,355)	(442)
Loss on debt extinguishments	147	1,298	147	1,806
(Gain) loss in fair value of derivative financial instruments	(357)	629	(1,884)	1,379
Foreign currency (gain) loss	(75)	(2,742)	744	(4,158)
Adjustments for unconsolidated entities	—	5	(1)	5
Adjustments for noncontrolling interests	(79)	(22)	(130)	(72)
Normalized FFO attributable to controlling interest	$105,189	$68,377	$200,004	$128,119
NAREIT FFO and Normalized FFO weighted average common share outstanding — diluted	193,347,757	161,143,556	190,708,621	159,318,503
NAREIT FFO per common share attributable to controlling interest — diluted	$0.51	$0.41	$0.99	$0.77
Normalized FFO per common share attributable to controlling interest — diluted	$0.54	$0.42	$1.05	$0.80

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AMERICAN HEALTHCARE REIT, INC.

Adjusted EBITDA Reconciliation

For the Three Months Ended June 30, 2026

(In thousands) (Unaudited)

Net income	$30,980
Interest expense, net (including amortization of deferred financing costs, amortization of debt discount/premium and loss on debt extinguishments)	18,626
Income tax benefit	(3)
Depreciation and amortization (including amortization of leased assets and accretion of lease liabilities)	72,557
EBITDA	122,160
Income from unconsolidated entities	(892)
Straight line rent and amortization of above/below market leases	(486)
Non-cash impact of changes to equity instruments	5,767
Transaction, transition and restructuring costs	2,786
Gain on dispositions of real estate investments, net	(5,647)
Amortization of closing costs — debt security investment	12
Foreign currency gain	(75)
Gain in fair value of derivative financial instruments	(357)
Impairment of real estate investments	1,719
Adjusted EBITDA	$124,987

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AMERICAN HEALTHCARE REIT, INC.

NOI and Cash NOI Reconciliation

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$30,980	$10,079	$54,991	$3,239
General and administrative	19,891	14,943	37,496	28,098
Transaction, transition and restructuring costs	2,786	(79)	4,757	1,758
Depreciation and amortization	72,125	41,941	139,187	83,055
Interest expense	18,626	22,632	37,422	45,577
(Gain) loss in fair value of derivative financial instruments	(357)	629	(1,884)	1,379
(Gain) loss on dispositions of real estate investments, net	(5,647)	2,676	(5,647)	3,035
Impairment of real estate investments	1,719	12,659	2,137	34,365
(Income) loss from unconsolidated entities	(892)	1,238	(1,684)	3,086
Foreign currency (gain) loss	(75)	(2,742)	744	(4,158)
Other income, net	(1,914)	(1,480)	(4,249)	(3,005)
Income tax (benefit) expense	(3)	732	(528)	1,336
Net operating income	137,239	103,228	262,742	197,765
Straight line rent	(503)	(821)	(1,283)	(1,556)
Facility rental expense	6,752	7,278	13,513	14,777
Other non-cash adjustments	77	182	91	384
Cash NOI from dispositions	(355)	(394)	(345)	(615)
Cash NOI attributable to noncontrolling interests (1)	(250)	(255)	(500)	(506)
Cash NOI (1)	$142,960	$109,218	$274,218	$210,249

(1)
All periods are based upon current quarter's ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
ISHC
GAAP Revenue	$512,878	$429,350	$1,015,621	$858,042
Cash revenue from dispositions	(2,069)	(1,201)	(2,069)	(2,681)
Cash revenue	510,809	428,149	1,013,552	855,361
Revenue attributable to new acquisitions/dispositions/other	(169,742)	(104,597)	(329,823)	(211,160)
Revenue attributable to Non-Core Properties	(3,568)	(6,400)	(10,122)	(12,603)
Same-Store revenue	$337,499	$317,152	$673,607	$631,598

SHOP
GAAP Revenue	$121,641	$71,935	$228,665	$140,419
Cash revenue from dispositions	—	—	—	(166)
Cash revenue attributable to noncontrolling interests (1)	(280)	(276)	(567)	(546)
Cash revenue (1)	121,361	71,659	228,098	139,707
Revenue attributable to new acquisitions/dispositions	(47,447)	(2,996)	(81,474)	(3,409)
Revenue attributable to development conversion	(1,014)	(753)	(1,918)	(1,391)
Revenue attributable to Non-Core Properties	(605)	(580)	(1,212)	(1,169)
Same-Store revenue (1)	$72,295	$67,330	$143,494	$133,738

Outpatient Medical
GAAP Revenue	$29,985	$31,254	$60,827	$64,448
Straight line rent	(100)	(259)	(458)	(432)
Other non-cash adjustments	(389)	(350)	(880)	(674)
Cash revenue from dispositions	(1)	(460)	(1)	(460)
Cash revenue	29,495	30,185	59,488	62,882
Revenue attributable to dispositions	—	(894)	—	(3,890)
Revenue attributable to Non-Core Properties	(1,773)	(2,276)	(3,647)	(4,927)
Same-Store revenue	$27,722	$27,015	$55,841	$54,065

Triple-Net Leased Properties
GAAP Revenue	$9,746	$9,964	$19,911	$20,197
Straight line rent	(403)	(562)	(825)	(1,124)
Other non-cash adjustments	169	199	369	424
Cash revenue from dispositions	(27)	—	(27)	—
Cash revenue attributable to noncontrolling interest (1)	(195)	(191)	(389)	(381)
Cash revenue (1)	9,290	9,410	19,039	19,116
Debt security investment	(1,171)	(1,163)	(2,329)	(2,644)
Revenue attributable to dispositions	—	(26)	—	(52)
Revenue attributable to Non-Core Properties	—	(157)	(159)	(313)
Other normalizing revenue adjustments	—	(261)	(354)	(522)
Same-Store revenue (1)	$8,119	$7,803	$16,197	$15,585

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AMERICAN HEALTHCARE REIT, INC.

Same-Store Revenue Reconciliation - (Continued)

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Portfolio
GAAP Revenue	$674,250	$542,503	$1,325,024	$1,083,106
Straight line rent	(503)	(821)	(1,283)	(1,556)
Other non-cash adjustments	(220)	(151)	(511)	(250)
Cash revenue from dispositions	(2,097)	(1,661)	(2,097)	(3,307)
Cash revenue attributable to noncontrolling interests (1)	(475)	(467)	(956)	(927)
Cash revenue (1)	670,955	539,403	1,320,177	1,077,066
Debt security investment	(1,171)	(1,163)	(2,329)	(2,644)
Revenue attributable to new acquisitions/dispositions/other	(217,189)	(108,513)	(411,297)	(218,511)
Revenue attributable to development conversion	(1,014)	(753)	(1,918)	(1,391)
Revenue attributable to Non-Core Properties	(5,946)	(9,413)	(15,140)	(19,012)
Other normalizing revenue adjustments	—	(261)	(354)	(522)
Same-Store revenue (1)	$445,635	$419,300	$889,139	$834,986

(1)
All periods are based upon current quarter's ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
ISHC
NOI	$78,159	$60,934	$149,918	$113,925
Facility rental expense	6,752	7,278	13,513	14,777
Cash NOI from dispositions	(328)	(199)	(328)	(473)
Cash NOI	84,583	68,013	163,103	128,229
New acquisitions/dispositions/other	(12,727)	(5,589)	(22,660)	(5,926)
Non-Core Properties	(506)	(974)	(1,418)	(1,744)
Same-Store NOI	$71,350	$61,450	$139,025	$120,559

SHOP
NOI	$31,522	$14,066	$57,359	$25,828
Cash NOI from dispositions	—	8	—	63
Cash NOI attributable to noncontrolling interests (1)	(55)	(64)	(112)	(126)
Cash NOI (1)	31,467	14,010	57,247	25,765
New acquisitions/dispositions	(15,329)	(1,044)	(26,737)	(850)
Development conversion	(19)	277	311	637
Non-Core Properties	(32)	(35)	(98)	(117)
Other normalizing adjustments	—	147	—	147
Same-Store NOI (1)	$16,087	$13,355	$30,723	$25,582

Outpatient Medical
NOI	$18,492	$19,062	$37,210	$39,571
Straight line rent	(100)	(259)	(458)	(432)
Other non-cash adjustments	(111)	(36)	(314)	(77)
Cash NOI from dispositions	—	(203)	10	(205)
Cash NOI	18,281	18,564	36,448	38,857
Dispositions	—	(261)	—	(1,846)
Non-Core Properties	(890)	(1,197)	(1,808)	(2,924)
Same-Store NOI	$17,391	$17,106	$34,640	$34,087

Triple-Net Leased Properties
NOI	$9,066	$9,166	$18,255	$18,441
Straight line rent	(403)	(562)	(825)	(1,124)
Other non-cash adjustments	188	218	405	461
Cash NOI from dispositions	(27)	—	(27)	—
Cash NOI attributable to noncontrolling interest (1)	(195)	(191)	(388)	(380)
Cash NOI (1)	8,629	8,631	17,420	17,398
Debt security investment	(1,171)	(1,163)	(2,329)	(2,644)
Dispositions	—	(9)	—	3
Non-Core Properties	—	(152)	(159)	(307)
Same-Store NOI (1)	$7,458	$7,307	$14,932	$14,450

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AMERICAN HEALTHCARE REIT, INC.

Same-Store NOI Reconciliation - (Continued)

For the Three and Six Months Ended June 30, 2026 and 2025

(In thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Portfolio
NOI	$137,239	$103,228	$262,742	$197,765
Straight line rent	(503)	(821)	(1,283)	(1,556)
Facility rental expense	6,752	7,278	13,513	14,777
Other non-cash adjustments	77	182	91	384
Cash NOI from dispositions	(355)	(394)	(345)	(615)
Cash NOI attributable to noncontrolling interests (1)	(250)	(255)	(500)	(506)
Cash NOI (1)	142,960	109,218	274,218	210,249
Debt security investment	(1,171)	(1,163)	(2,329)	(2,644)
New acquisitions/dispositions/other	(28,056)	(6,903)	(49,397)	(8,619)
Development conversion	(19)	277	311	637
Non-Core Properties	(1,428)	(2,358)	(3,483)	(5,092)
Other normalizing adjustments	—	147	—	147
Same-Store NOI (1)	$112,286	$99,218	$219,320	$194,678

(1)
All periods are based upon current quarter's ownership percentage.

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AMERICAN HEALTHCARE REIT, INC.

Earnings Guidance Reconciliation

For the Year Ending December 31, 2026

(Dollars and shares in millions, except per share amounts) (Unaudited)

	Full Year 2026 Guidance		Prior Full Year 2026 Guidance
	Low	High	Low	High
Net income attributable to common stockholders	$108.5	$116.5	$97.8	$109.1
Depreciation and amortization (1)	306.8	306.8	271.0	271.0
Impairment and gains/losses from dispositions (1)	(3.9)	(3.9)	0.4	0.4
NAREIT FFO attributable to common stockholders	$411.4	$419.4	$369.2	$380.5
Amortization of other intangible assets/liabilities (1)	1.3	1.3	1.3	1.3
Change in deferred rent (1)	(1.6)	(1.6)	(2.3)	(2.3)
Non-cash impact of changes to equity plan (1) (2)	21.9	21.9	20.0	20.0
Other adjustments (1) (3)	(0.2)	(0.2)	(0.0)	(0.0)
Normalized FFO attributable to common stockholders	$432.8	$440.8	$388.2	$399.5
Net income per common share — diluted	$0.54	$0.58	$0.51	$0.57
NAREIT FFO per common share — diluted	$2.04	$2.08	$1.93	$1.99
Normalized FFO per common share — diluted	$2.15	$2.19	$2.03	$2.09
NAREIT FFO and Normalized FFO weighted average shares — diluted	201.3	201.3	191.1	191.1
Total Portfolio Same-Store NOI growth	11.0%	13.0%	9.0%	12.0%
Segment-Level Same-Store NOI growth:
ISHC	13.0%	16.0%	11.0%	15.0%
SHOP	18.0%	21.0%	15.0%	19.0%
Outpatient Medical	0.0%	1.0%	0.0%	2.0%
Triple-Net Leased Properties	2.0%	3.0%	2.0%	3.0%

(1)
Amounts presented net of noncontrolling interests' share and AHR's share of unconsolidated entities.
(2)
Amounts represent amortization of equity compensation and fair value adjustments to performance-based equity compensation.
(3)
Includes adjustments for capitalized interest, transaction, transition and restructuring costs, and additional items as noted in the Company’s definition of Normalized FFO.

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Definitions

•
Adjusted EBITDA: EBITDA excluding the impact of income or loss from unconsolidated entities, straight line rent and amortization of above/below market leases, non-cash impact of changes to equity instruments, transaction, transition and restructuring costs, gain or loss on dispositions of real estate investments, amortization of closing costs for debt security instrument, unrealized foreign currency gain or loss, change in fair value of derivative financial instruments, impairments of real estate investments, impairments of intangible assets and goodwill, and non-recurring one-time items.
•
Annualized Adjusted EBITDA: Current period (shown as quarterly) Adjusted EBITDA multiplied by 4.
•
ATM Program: At-the-market equity offering program.
•
Cash NOI: NOI excluding the impact of, without duplication, (1) non-cash items such as straight-line rent and the amortization of lease intangibles, (2) third-party facility rent payments and (3) other items set forth in the Cash NOI reconciliation included herein. Both Cash NOI and Same-Store NOI include Pro-Rata ownership and other adjustments.
•
EBITDA: A non-GAAP financial measure that is defined as earnings before interest, taxes, depreciation and amortization.
•
GAAP Revenue: Revenue recognized in accordance with Generally Accepted Accounting Principles (“GAAP”), which includes straight line rent and other non-cash adjustments.
•
ISHC: Integrated senior health campuses include a range of senior care, including independent living, assisted living, memory care, skilled nursing services and certain ancillary businesses. Integrated senior health campuses are operated utilizing a RIDEA structure.
•
NAREIT FFO or FFO: Funds from operations attributable to controlling interest; a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from dispositions of certain real estate assets, gains or losses upon consolidation of a previously held equity interest, and impairment write-downs of certain real estate assets and investments, plus depreciation and amortization related to real estate, after adjustments for unconsolidated partnerships and joint ventures. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that impairments are based on estimated future undiscounted cash flows. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO.
•
Net Debt: Total Debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash related to debt. For a reconciliation of Net Debt to total debt, refer to the Company’s Second Quarter 2026 Supplemental Financial Information.
•
NOI: Net operating income; a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, transaction, transition and restructuring costs, depreciation and amortization, interest expense, gain or loss in fair value of derivative financial instruments, gain or loss on dispositions of real estate investments, impairment of real estate investments, impairment of intangible assets and goodwill, income or loss from unconsolidated entities, gain on re-measurement of previously held equity interest, foreign currency gain or loss, other income or expense and income tax benefit or expense.
•
Non-Core Properties: Assets that have been deemed not essential to generating future economic benefit or value to our day-to-day operations and/or are projected to be sold.
•
Normalized FFO or NFFO: FFO further adjusted for the following items included in the determination of GAAP net income (loss): transaction, transition and restructuring costs; amounts relating to changes in deferred rent and amortization of above- and below-market leases (which are adjusted in order to reflect such payments from a GAAP accrual basis); the non-cash impact of changes to our equity instruments; non-cash or non-recurring income or expense; the non-cash effect of income tax benefits or expenses; capitalized interest; impairment of intangible assets and goodwill; amortization of closing costs on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect Normalized FFO on the same basis.
•
Occupancy: With respect to OM, the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. With respect to all other property types, occupancy represents average quarterly operating occupancy based on the most recent quarter of available data. The Company uses unaudited, periodic financial information provided solely by tenants to calculate occupancy and has not independently verified the information.
•
Outpatient Medical or OM: Outpatient Medical buildings.
•
Pro-Rata: As of June 30, 2026, we owned and/or operated six buildings through entities of which we owned between 90.0% and 90.6% of the ownership interests. Because we have a controlling interest in these entities, these entities and the properties these entities own are consolidated in our financial statements in accordance with GAAP. However, while such properties are presented in our financial statements on a consolidated basis, we are only entitled to our Pro-Rata share of the net cash flows generated by such properties. As a result, we have presented certain property information herein based on our Pro-Rata ownership interest in these entities and the properties these entities own, as of the applicable date, and not on a consolidated basis. In such instances, information is noted as being presented on a “Pro-Rata share” basis.

Page | 17

•
RIDEA structure: A structure permitted by the REIT Investment Diversification and Empowerment Act of 2007, pursuant to which we lease certain healthcare real estate properties to a wholly-owned taxable REIT subsidiary (“TRS”), which in turn contracts with an eligible independent contractor (“EIK”) to operate such properties for a fee. Under this structure, the EIK receives management fees, and the TRS receives revenue from the operation of the healthcare real estate properties and retains, as profit, any revenue remaining after payment of expenses (including intercompany rent paid to us and any taxes at the TRS level) necessary to operate the property. Through the RIDEA structure, in addition to receiving rental revenue from the TRS, we retain any after-tax profit from the operation of the healthcare real estate properties and benefit from any improved operational performance while bearing the risk of any decline in operating performance at the properties.
•
Same-Store or SS: Properties owned or consolidated the full year in both comparison years and that are not otherwise excluded. Properties are excluded from Same-Store if they are: (1) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (2) impacted by materially disruptive events, such as flood or fire for an extensive period of time; or (3) scheduled to undergo or currently undergoing major expansions/renovations or business model transitions or have transitioned business models after the start of the prior comparison period.
•
Same-Store NOI or SS NOI: Cash NOI for our Same-Store properties. Same-Store NOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. Both Cash NOI and Same-Store NOI include ownership and other adjustments.
•
SHOP: Senior housing operating properties.
•
Total Debt: The principal balances of the Company’s revolving credit facilities, term loan and secured indebtedness as reported in the Company’s consolidated financial statements.
•
Trilogy: Trilogy Investors, LLC; one of our consolidated subsidiaries, in which we indirectly own a 100% interest as of June 30, 2026.
•
Trilogy Management Services: Trilogy Management Services, LLC, an independent third-party operator that qualifies as an eligible independent contractor and manages all of the Company's integrated senior health campuses.
•
Triple-Net Leased: A lease where the tenant is responsible for making rent payments, maintaining the leased property, and paying property taxes and other expenses.

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